Exhibit 1.1

THE HOME DEPOT, INC.
Floating Rate Notes due June 5, 2020
1.800% Senior Notes due June 5, 2020
3.900% Senior Notes due June 15, 2047

Underwriting Agreement

May 24, 2017
To the Representatives named in Schedule I hereto of the several Underwriters named in Schedule II hereto
Ladies and Gentlemen:
The Home Depot, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture (the “Indenture”) dated as of August 24, 2012 between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Final Prospectus or the documents constituting the Disclosure Package shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus, the Final Prospectus or the documents constituting the Disclosure Package, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Final Prospectus or the documents constituting the Disclosure Package shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus, the Final Prospectus or the documents constituting the Disclosure Package, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 19 hereof.

1.Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
(a)The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Securities has been initiated or, to the Company’s knowledge, threatened by the Commission. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a Final Prospectus relating to the Securities in accordance with Rule 424(b). The Registration Statement, at the Applicable Time, is effective and meets the requirements set forth in Rule 415(a)(1)(x).
(b)On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein in Section 3 of this Agreement), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and as of its date and on the Closing Date, the Final Prospectus (together with any supplement thereto) did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
(c)The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto.

(d)At the Applicable Time, the Disclosure Package does not and at the Closing Date (as defined in Section 3), the Disclosure Package, as then amended or supplemented by the Company, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
(e)(i) At the time of the most recent amendment of the Registration Statement for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus) and (ii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, the Company was or is (as the case may be) a Well-Known Seasoned Issuer. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
(f)At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Act, the Company was not and is not an Ineligible Issuer.
(g)Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder.
(h)Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
(i)The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(j)Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(k)The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions in which the Company or its subsidiaries conduct business, the applicable rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in any such jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
2.Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.
3.Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
4.Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.Agreements. The Company agrees with the several Underwriters that:
(a)Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object promptly after receipt thereof. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives (such approval not to be unreasonably withheld or delayed) with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed. The Company will promptly advise the Representatives (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed and become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use all reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and, if necessary, using all reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.
(b)If so requested by you, to prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in a form approved by you and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.
(c)If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (1) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (2) amend or supplement the Disclosure Package to correct such statement or omission; and (3) supply any amendment or supplement to you in such quantities as you may reasonably request.
(d)If, at any time when a Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder the Company promptly will (1) notify the Representatives of such event, (2) prepare, at its own expense, and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (3) use all reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus, and (4) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.
(e)As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
(f)Upon request, the Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto), and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
(g)The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the Financial Industry Regulatory Authority, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
(h)The Company agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the information contained in any final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses, if any, included in Schedule I hereto. Any such Free Writing Prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
Each Underwriter agrees to furnish the Company with a copy of each proposed Free Writing Prospectus to be prepared by or on behalf of such Underwriter before its first use and not to use any Free Writing Prospectus, to which the Company reasonably objects; provided, however, that without consent of the Company each Underwriter may use one or more preliminary or final term sheets relating to the Securities and the offering thereof containing customary information.
6.Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Applicable Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
(a)The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); any final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
(b)You shall have received an opinion, dated the Closing Date, of the Associate General Counsel and Deputy Corporate Secretary of the Company, to the effect that:
(i)the Company has been duly incorporated under the laws of the State of Delaware;
(ii)the Indenture and the Securities have been duly authorized, executed and delivered by the Company and the Indenture has been duly qualified under the Trust Indenture Act;
(iii)such counsel does not know of any legal or governmental proceedings required to be described in the Preliminary Prospectus or Final Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Preliminary Prospectus or Final Prospectus or to be filed as exhibits to any document incorporated by reference in the Preliminary Prospectus or Final Prospectus which are not described and filed as required;

(iv)the Registration Statement has become effective under the Act; any required filing of the Base Prospectus, any Preliminary Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b), has been made in the manner and within the time period required by Rule 424(b); and to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued, and no proceedings for that purpose have been instituted or threatened;
(v)(a) the Registration Statement, on the Effective Date, and the Final Prospectus, as of its date, comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules of the Commission thereunder; and (b) such counsel has no reason to believe that (1) on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (2) the Disclosure Package at the Applicable Time, or as amended and supplemented, if applicable, as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; or (3) the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in the case of each of clauses (a) and (b)(1), (2) and (3), other than the financial statements and other financial and statistical information contained therein or excluded therefrom, assessments of or reports on the effectiveness of internal control over financial reporting, auditors’ reports on internal controls and the Form T-1, as to each of which such counsel need express no view);
(vi)this Agreement has been duly authorized, executed and delivered by the Company;
(vii)no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in any Preliminary Prospectus, the Final Prospectus or the Disclosure Package and such other approvals (specified in such opinion) as have been obtained; and
(viii)the execution, delivery and performance by the Company of the Indenture, the Securities and this Agreement, compliance by the Company with the terms and provisions thereof and the issuance and sale of the Securities by the Company will not (a) result in a breach or violation of any of the material terms and provisions of, or constitute a default under, any agreement or other instrument binding upon the Company or any subsidiary of the Company filed or incorporated by reference as an exhibit to the Registration Statement or the documents incorporated by reference therein, or (b) result in a violation of the Certificate of Incorporation or By-Laws of the Company.

In giving the opinions required by this subsection (b) of this Section 6, the Associate General Counsel and Deputy Corporate Secretary of the Company (i) may limit such opinion to the laws of the State of Georgia, the corporate law of the State of Delaware and the Federal laws of the United States and (ii) may rely, as to matters of fact, upon the representations and warranties of the Company contained herein and upon certificates of officers of the Company and of public officials. The foregoing opinions may also be subject to such assumptions and qualifications as are satisfactory to counsel for the Underwriters.
(c)You shall have received an opinion, dated the Closing Date, of Alston & Bird LLP, counsel to the Company, to the effect that:
(i)the Indenture constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law);
(ii)each of the Securities, when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement and the Indenture, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law) and entitled to the benefits of the Indenture;
(iii)no consent, approval, authorization, filing with or order of any court or governmental agency or body of the State of New York is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of such jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in any Preliminary Prospectus, the Final Prospectus or the Disclosure Package and such other approvals (specified in such opinion) as have been obtained; and
(iv)the execution, delivery and performance by the Company of the Indenture and this Agreement and the issuance and sale of the Securities by the Company, and compliance by the Company with the terms and provisions of the Indenture, this Agreement and the Securities, will not result in a violation of any

United States federal or New York State law, the General Corporation Law of the State of Delaware or any published rule or regulation that in such counsel’s experience normally would be applicable to general business entities with respect to such execution, delivery, issuance, sale, compliance or performance (though such counsel need express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws).
In giving the opinions required by this subsection (c) of this Section 6, Alston & Bird LLP (i) may limit such opinion to the laws of the State of New York, the corporate law of the State of Delaware and the Federal laws of the United States and (ii) may rely, as to matters of fact, upon the representations and warranties of the Company contained herein and upon certificates of officers of the Company and of public officials. The foregoing opinions may also be subject to such assumptions and qualifications as are satisfactory to counsel for the Underwriters.
(d)The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(e)The Company shall have furnished to the Representatives a certificate of the Company, signed by any Vice President and by the principal financial or accounting officer or the Treasurer or the Controller of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, the Disclosure Package and any supplements or amendments thereto, and this Agreement and that, to the knowledge of the signers:
(i)the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
(ii)no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
(iii)since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(f)The Representatives shall have received a letter from KPMG LLP, dated the Closing Date, addressed and in form and substance reasonably satisfactory to the Representatives, confirming that such firm is “independent” within the meaning of the Act and covering matters that are ordinarily covered by “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, Disclosure Package and the Final Prospectus.
(g)Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus the effect of which is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus.
(h)Subsequent to the Applicable Time and prior to the closing, there shall not have been any decrease in the rating of any of the Company's debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating.
(i)Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
The documents required to be delivered by this Section 6 shall be delivered at the location specified in Schedule I hereto, on the Closing Date.
7.Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
8.Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in the Base Prospectus, any Preliminary Prospectus relating to the Securities, Final Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.
(b)    Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company acknowledges that (i) the names of Underwriters and their respective participation in the sale of the Securities as set forth in the table of Underwriters under the first paragraph of text under the heading “Underwriting” in the prospectus supplement included in the Final Prospectus, (ii) the third paragraph of text under the heading “Underwriting” in the prospectus supplement included in the Preliminary Prospectus and the Final Prospectus relating to the initial sale of the Securities at the initial public offering price, selling concessions and reallowances, (iii) the first paragraph under the heading “Underwriting-Stabilizing, Over-Allotment, Short Positions and Penalty Bids” in the prospectus supplement included in the Preliminary Prospectus and the Final Prospectus related to stabilization, over-allotment transactions, syndicate covering transactions and penalty bids and (iv) the second paragraph under the heading “Underwriting-Other Relationships” in the prospectus supplement included in the Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the prospectus supplement included in the Preliminary Prospectus and the Final Prospectus.
(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)    In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
9.Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting

Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
10.Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus, the Final Prospectus or the Disclosure Package (exclusive of any supplement thereto).
11.Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The Company’s responsibility for the expenses to be paid by it pursuant to Section 5 hereof and the provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
12.Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Debt Capital Markets Syndicate, with a copy to General Counsel (fax no.: 212-797-4561); Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; J.P. Morgan Securities LLC, 383 Madison Ave., New York, NY 10179, Attention: Investment Grade Syndicate Desk - 3rd floor (fax no.: 212-834-6081); Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10036, Attention: High Grade Transaction Management/Legal (fax no.: 646-855-5958); or, if sent to the Company, will be mailed, delivered or telefaxed to The Home Depot, Inc., 2455 Paces Ferry Rd., N.W., Atlanta, Georgia, 30339-4024, (fax no.: (770) 384-5842), to the attention of the Chief Financial Officer and a copy sent to the General Counsel.
13.Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
14.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
15.No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
16.Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
17.Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
18.Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
19.Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.
“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.
“Applicable Time” shall mean 3:25 p.m. (Eastern Time) on the date of this Agreement.
“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
“Commission” shall mean the Securities and Exchange Commission.
“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Applicable Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, and (iv) any other Free Writing

Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto relating to the Securities became or become effective (including as determined for purposes of Rule 430B(f)(2) under the Act).
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Final Prospectus” shall mean the final prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus.
“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 of the Act.
“Ineligible Issuer” shall mean an ineligible issuer, as defined in Rule 405 of the Act.
“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 that the Issuer has filed or is required to file under Rule 433(d) under the Act.
“Material Adverse Effect” shall mean the material adverse effect on the Company and its subsidiaries taken as a whole.
“Preliminary Prospectus” shall mean any preliminary form of the prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which relates to the Securities and is used prior to the filing of the Final Prospectus, together with the Base Prospectus.
“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on the most recent Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
“Rule 158,” “Rule 163,” “Rule 164,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 433,” “Rule 456(b)(1),” “Rule 456(b)” and “Rule 457(r)” refer to such rules under the Act.
“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.
“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

THE HOME DEPOT, INC.

By:	/s/ Scott C. Bomar
Name:	Scott C. Bomar
Title:	Vice President – Payments, Credit and Treasurer
The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated

For themselves and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

By: DEUTSCHE BANK SECURITIES INC.

By:	/s/ John C. McCabe
Name: John C. McCabe
Title: Managing Director

By: /s/ Jared Birnbaum
Name: Jared Birnbaum
Title: Managing Director

By: GOLDMAN SACHS & CO. LLC

By: /s/ Ryan Gilliam
Name: Ryan Gilliam
Title: Vice President

By: J.P. MORGAN SECURITIES LLC

By: /s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By: /s/ Shawn Cepeda
Name: Shawn Cepeda
Title: Managing Director

SCHEDULE I

Underwriting Agreement dated: May 24, 2017
Registration Statement No. 333-206550

Representative(s):	Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Issuer Free Writing Prospectuses:

•	Term sheet filed pursuant to Rule 433, substantially in the form of the term sheet attached as Schedule III to the Underwriting Agreement.

Title, Purchase Price and Description of Securities:

Title: Floating Rate Notes due June 5, 2020	Title: 1.800% Notes due June 5, 2020	Title: 3.900% Notes due June 15, 2047
Principal amount: $500,000,000	Principal amount: $750,000,000	Principal amount: $750,000,000
Purchase price (include accrued interest or amortization, if any): 99.800%	Purchase price (include accrued interest or amortization, if any): 97.742%	Purchase price (include accrued interest or amortization, if any): 98.441%
Redemption provisions: The Floating Rate Notes due June 5, 2020 shall not be redeemable prior to their maturity.
Redemption provisions: Optional redemption at the option of the Company as described under the heading “Description of the Notes” in the Preliminary Prospectus Supplement dated May 24, 2017 as supplemented by the Term Sheet.

Redemption provisions: Optional redemption at the option of the Company as described under the heading “Description of the Notes” in the Preliminary Prospectus Supplement dated May 24, 2017 as supplemented by the Term Sheet.

Closing Date, Time and Location: June 5, 2017 at 9:00 a.m. at the offices of Alston & Bird
LLP at One Atlantic Center, 1201 W. Peachtree Street,
Atlanta, Georgia 30309.

SCHEDULE II

	Principal Amount of Securities to be Purchased Floating Rate Notes due June 5, 2020	Principal Amount of Securities to be Purchased 1.800% Notes due June 5, 2020	Principal Amount of Securities to be Purchased 3.900% Notes due June 15, 2047
Underwriters	(U.S.$)	(U.S.$)	(U.S.$)
Deutsche Bank Securities Inc.	$75,000,000	$112,500,000	$112,500,000
Goldman Sachs & Co. LLC	$75,000,000	$112,500,000	$112,500,000
J.P. Morgan Securities LLC	$75,000,000	$112,500,000	$112,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$75,000,000	$112,500,000	$112,500,000
Barclays Capital Inc.	$15,000,000	$22,500,000	$22,500,000
BNY Mellon Capital Markets, LLC	$15,000,000	$22,500,000	$22,500,000
Citigroup Global Markets Inc.	$15,000,000	$22,500,000	$22,500,000
Credit Suisse Securities (USA) LLC	$15,000,000	$22,500,000	$22,500,000
Fifth Third Securities, Inc.	$15,000,000	$22,500,000	$22,500,000
Mizuho Securities USA LLC	$15,000,000	$22,500,000	$22,500,000
Morgan Stanley & Co. LLC	$15,000,000	$22,500,000	$22,500,000
RBC Capital Markets, LLC	$15,000,000	$22,500,000	$22,500,000
SunTrust Robinson Humphrey, Inc.	$15,000,000	$22,500,000	$22,500,000
TD Securities (USA) LLC	$15,000,000	$22,500,000	$22,500,000
The Williams Capital Group, L.P.	$15,000,000	$22,500,000	$22,500,000
U.S. Bancorp Investments, Inc.	$15,000,000	$22,500,000	$22,500,000
Wells Fargo Securities, LLC	$15,000,000	$22,500,000	$22,500,000
Lebenthal & Co., LLC	$5,000,000	$7,500,000	$7,500,000
Total	$500,000,000	$750,000,000	$750,000,000

SCHEDULE III
Form of Term Sheet

THE HOME DEPOT, INC.
$500,000,000 Floating Rate Notes Due June 5, 2020

Issuer:	The Home Depot, Inc.
Title of Securities:	$500,000,000 Floating Rate Notes due June 5, 2020 (the “Floating Rate Notes”)
Principal Amount:	$500,000,000
Expected Ratings (Moody’s/S&P)*:	*
Trade Date:	May 24, 2017
Settlement Date (T+7):
June 5, 2017. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Floating Rate Notes on the date hereof or the next three business days will be required, because the Floating Rate Notes initially will settle in T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. If you wish to trade the Floating Rate Notes on the date hereof or the next three business days, you should consult your own advisors.

Maturity Date:	June 5, 2020
Interest Rate Basis:	LIBOR
Spread:	+15 basis points
Interest Payment Dates:	Quarterly on March 5, June 5, September 5 and December 5, commencing September 5, 2017
Interest Reset Dates:	March 5, June 5, September 5 and December 5, commencing September 5, 2017
Initial Interest Determination Date:	June 1, 2017
Interest Determination Date:	Second London business day prior to each Interest Reset Date
London Business Day:	A “London business day” is any day on which dealings in United States dollars are transacted in the London interbank market
Initial Rate Determination:	Three-month LIBOR plus 15 bps, determined as of the applicable Interest Determination Date
Day Count Convention:	Actual/360
Redemption:	The Floating Rate Notes shall not be redeemable prior to their maturity.
Price to Public:	100.00%
CUSIP/ISIN:	437076BR2 / US437076BR27
Joint Book-Running Managers:	Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Managers:
Barclays Capital Inc.
BNY Mellon Capital Markets, LLC
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Fifth Third Securities, Inc.
Mizuho Securities USA LLC
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
SunTrust Robinson Humphrey, Inc.
TD Securities (USA) LLC
The Williams Capital Group, L.P.
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC
Lebenthal & Co., LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting (i) Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, (ii) Goldman Sachs & Co. LLC, Prospectus Department, toll-free at 1-866-471-2526, (iii) J.P. Morgan Securities LLC collect at 1-212-834-4533 or (iv) Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Form of Term Sheet

THE HOME DEPOT, INC.
$750,000,000 1.800% Senior Notes due June 5, 2020
$750,000,000 3.900% Senior Notes due June 15, 2047

Issuer:	The Home Depot, Inc.
Title of Securities:	$750,000,000 1.800% Senior Notes due June 5, 2020 (the “Notes due 2020”) $750,000,000 3.900% Senior Notes due June 15, 2047 (the “Notes due 2047” and, together with the Notes due 2020, the “Notes”)
Principal Amount:	Notes due 2020: $750,000,000 Notes due 2047: $750,000,000
Expected Ratings (Moody’s/S&P)*:	*
Trade Date:	May 24, 2017
Settlement Date (T+7):
June 5, 2017. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date hereof or the next three business days will be required, because the Notes initially will settle in T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. If you wish to trade the Notes the date hereof or the next three business days, you should consult your own advisors.

Maturity Date:	Notes due 2020: June 5, 2020 Notes due 2047: June 15, 2047
Interest Payment Dates:	Notes due 2020: Semi-annually on each June 5 and December 5, commencing December 5, 2017 Notes due 2047: Semi-annually on each June 15 and December 15, commencing December 15, 2017
Optional Redemption:	Notes due 2020: Make-whole call at T+7 bps Notes due 2047: Prior to December 15, 2046, make-whole call at T+15 bps; par call on and after December 15, 2046
Treasury Benchmark:	Notes due 2020: 1.500% due May 15, 2020 Notes due 2047: 3.000% due February 15, 2047
Benchmark Yield:	Notes due 2020: 1.470% Notes due 2047: 2.939%
Spread to Benchmark:	Notes due 2020: 35 bps Notes due 2047: 100 bps
Reoffer Yield:	Notes due 2020: 1.820% Notes due 2047: 3.939%
Coupon:	Notes due 2020: 1.800% per annum Notes due 2047: 3.900% per annum
Price to Public:	Notes due 2020: 99.942% Notes due 2047: 99.316%
Day Count Convention:	30/360

CUSIP/ISIN:	Notes due 2020: 437076BQ4 / US437076BQ44 Notes due 2047: 437076BS0 / US437076BS00
Joint Book-Running Managers:	Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Managers:
Barclays Capital Inc.
BNY Mellon Capital Markets, LLC
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Fifth Third Securities, Inc.
Mizuho Securities USA LLC
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
SunTrust Robinson Humphrey, Inc.
TD Securities (USA) LLC
The Williams Capital Group, L.P.
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC
Lebenthal & Co., LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting (i) Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, (ii) Goldman Sachs & Co. LLC, Prospectus Department, toll-free at 1-866-471-2526, (iii) J.P. Morgan Securities LLC collect at 1-212-834-4533 or (iv) Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.